                                                                     EXHIBIT 4.6

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                           NOBLE DRILLING CORPORATION,
                                   as Issuer,

                                       and

                        NOBLE HOLDING (U.S.) CORPORATION

                                       and


                               NOBLE CORPORATION,
                                 as Guarantors,



                                       and



                              JPMORGAN CHASE BANK,
                                   as Trustee

                                   ----------

                          SECOND SUPPLEMENTAL INDENTURE

                           Dated as of April 30, 2002

                                       to

                                    INDENTURE


                      Dated as of March 1, 1999, as amended

                                   ----------

                           6.95% SENIOR NOTES DUE 2009
                           7.50% SENIOR NOTES DUE 2019


================================================================================

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         SECOND SUPPLEMENTAL INDENTURE dated as of April 30, 2002 between NOBLE
DRILLING CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), NOBLE HOLDING (U.S.) CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware ("Holding"), and NOBLE CORPORATION, a Cayman Islands exempted company limited by shares ("Noble-Cayman") (collectively with Holding, the "Guarantors"), and JPMORGAN CHASE BANK, a New York corporation, successor by merger to Chase Bank of Texas, N.A., as trustee (the "Trustee").


                                    RECITALS:

         WHEREAS, the Company has executed and delivered to the Trustee an Indenture dated as of March 1, 1999 (the "Original Indenture", as supplemented by the First Supplemental Indenture thereto dated as of March 16, 1999, the "Supplemented Indenture", and as further supplemented by this Second Supplemental Indenture the "Indenture"), providing for the issuance by the Company from time to time of its unsecured senior debt securities (the "Securities"), issuable in one or more series;

         WHEREAS, the Company has issued, and the Trustee has authenticated and delivered, two series of Securities designated "6.95% Senior Notes due 2009" and "7.50% Senior Notes due 2019" (collectively, the "Notes");

         WHEREAS, the Company is the obligor with respect to the Notes;

         WHEREAS, the Guarantors desire to provide for the unconditional and irrevocable guarantee by the Guarantors of the due and punctual payment of the principal of, premium, if any, interest on, and all other amounts due under, the Notes;

         WHEREAS, Section 901(a) of the Indenture provides, that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee at any time and from time to time may enter into one or more indentures supplemental to the Indenture to make any other provisions with respect to matters or questions arising under the Indenture, provided such other provisions as may be made shall not adversely affect the interests of the Holders of Securities of any series in any material respect;

         WHEREAS, the Company, pursuant to the foregoing authority, proposes to amend and supplement the Supplemented Indenture in certain respects to provide for the Guarantee (as defined herein); and

         WHEREAS, all things necessary to make this Second Supplemental Indenture a valid and legally binding supplemental indenture to the Supplemented Indenture in accordance with the terms thereof have been done and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects;




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         NOW, THEREFORE, for consideration, the adequacy and sufficiency of which is hereby acknowledged by the parties hereto, each party agrees as follows, for the benefit of the other parties and for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                   SECTION 1.

                                  THE GUARANTEE


         Section 1.1 The Guarantee. Each Guarantor hereby jointly and severally and unconditionally guarantees to the Holders from time to time of the Notes (a) the full and prompt payment of the principal of and any premium on any Note when and as the same shall become due, whether at the Stated Maturity thereof, by acceleration, redemption or otherwise, and (b) the full and prompt payment of any interest on and any Additional Amounts with respect to any Note when and as the same shall become due, subject in each case to any applicable grace period or notice requirement or both (the "Guarantee"). Each Guarantor also hereby unconditionally guarantees to the Trustee the full and prompt payment of all amounts due it from the Company under the Indenture. The Guarantee hereunder constitutes a guarantee of payment and not of collection.

         The obligations of each of the Guarantors hereunder with respect to a series of Notes shall be absolute and unconditional and shall remain in full force and effect until the entire principal of, premium (if any) and interest on and any Additional Amounts with respect to the Notes of such series shall have been paid or provided for in accordance with the provisions of such series and of the Indenture, irrespective of the validity, regularity or enforceability of any Note of such series or the Indenture, any change or amendment thereto, the absence of any action to enforce the same, any waiver or consent by the Trustee or the Holder of any Note of such series with respect to any provision of such Note or the Indenture, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstances that may otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives presentment or demand of payment or notice to such Guarantor with respect to the Notes and the obligations evidenced thereby or hereby. Each Guarantor further waives any right of set-off or counterclaim it may have against any Holder of a Note arising from any other obligations any such Holder may have to the Company or any Guarantor.

         The obligations of each Guarantor to make any payment hereunder may be satisfied by causing the Company to make such payment.

         Section 1.2 Subrogation. Each Guarantor shall be subrogated to all rights against the Company of any Holder of Notes of a series in respect of any amounts paid by such Guarantor pursuant to the provisions of the Guarantee; provided, however, that each Guarantor shall be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation only after the principal of, premium (if any) and interest on and any Additional Amounts with respect to all Notes of such series and all amounts owing to the Trustee have been paid in full.



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         Section 1.3 Guarantee for Benefit of Holders. The Guarantee contained in this Second Supplemental Indenture is entered into by each Guarantor for the benefit of the Trustee and the Holders from time to time of the Notes. Such provisions shall not be deemed to create any right in, or to be in whole or in part for the benefit of, any Person other than, the Trustee, each Guarantor, the Holders from time to time of the Notes and their permitted successors and assigns.

         Section 1.4 No Recourse Against Others. A director, officer, employee, stockholder, partner or other owner of a Guarantor, as such, shall not have any liability for any obligations of such Guarantor under the Guarantee or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.

                                   SECTION 2.

                                  MISCELLANEOUS

         Section 2.1 SEC Reports; Financial Statements. Each Guarantor shall file with the Trustee, within 15 days after it files the same with the United States Securities and Exchange Commission (the "SEC"), copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that such Guarantor is required to file with the SEC pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and any successor statute. Each Guarantor shall also comply with the provisions of
Section 314(a) of the Trust Indenture Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants under the Indenture (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

         Section 2.2 Trust Indenture Act Controls. If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act that is required under such Act to be part of and govern the Indenture, the latter provision shall control. If any provision hereof modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Second Supplemental Indenture, as so modified or excluded, as the case may be.

         Section 2.3 Notices. Any notice or communication provided for herein shall be duly given if in writing and delivered in person or mailed by mail (registered, return receipt requested, first-class postage prepaid), facsimile or overnight air courier guaranteeing next day delivery, as follows:





                                       3
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                  (a)      If to the Company:

                           Noble Drilling Corporation
                           13135 South Dairy Ashford, Suite 800
                           Sugar Land, Texas 77478
                           Attn: President
                           Telephone: (281) 276-6100
                           Facsimile: (281) 491-2092

                  (b) If to the Trustee, to the address set forth in the Original Indenture;

                  (b)      If to a Guarantor:

                           Noble Holding (U.S.) Corporation
                           13135 South Dairy Ashford, Suite 800
                           Sugar Land, Texas 77478
                           Attn: President
                           Telephone: (281) 276-6100
                           Facsimile: (281) 491-2092

                           Noble Corporation
                           13135 South Dairy Ashford, Suite 800
                           Sugar Land, Texas 77478
                           Attn: President
                           Telephone: (281) 276-6100
                           Facsimile: (281) 491-2092


                  The Company, the Guarantors or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

                  All such notices and communications shall be in writing and shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; 10 Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. If, by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to give such notice or communication by mail, then such notice or communication as shall be made with the approval of the Trustee shall constitute a sufficient notification or communication for every purpose hereunder.

         Section 2.4 Date and Time of Effectiveness. This Second Supplemental Indenture shall become a legally effective and binding instrument at and as of the date hereof.

         Section 2.5 Supplemental Indenture Incorporated into Indenture. The terms and conditions of this Second Supplemental Indenture shall be deemed to be part of the Indenture for all purposes relating to the Notes. All amendments to the Indenture made hereby shall have effect only with respect to the Notes. The Supplemented Indenture is hereby incorporated by



                                       4
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reference herein and, as further supplemented by this Second Supplemental
Indenture, is in all respects adopted, ratified and confirmed.

         Section 2.6 Notes Deemed Conformed. As of the date hereof, the provisions of the Notes shall be deemed to be conformed, without the necessity for any reissuance or exchange of such Note or any other action on the part of the Holders of Notes, the Company or the Trustee, so as to reflect this Second Supplemental Indenture.

         Section 2.7 Successors. All agreements of the Company, the Guarantors and the Trustee in this Second Supplemental Indenture and in the Indenture shall bind their respective successors and assigns, whether or not so expressed.

         Section 2.8 Benefits of Second Supplemental Indenture. Nothing in this Second Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Indenture or the Indenture.

         Section 2.9 Separability. In case any provision in this Second Supplemental Indenture, or in the Indenture, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

         Section 2.10 Headings. The section headings of this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Second Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

         Section 2.11 Definitions. Each capitalized term used but not defined in this Second Supplemental Indenture shall have the meaning assigned to such term in the Original Indenture.

         Section 2.12 GOVERNING LAW. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         Section 2.13 Counterparts. This Second Supplemental Indenture may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute the same instrument.

         Section 2.14 Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and the Guarantors, and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.







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         IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed, all as of the date first above written.

                                             NOBLE DRILLING CORPORATION
                                             (the "Company")


                                             By: /s/ ROBERT D. CAMPBELL
                                                 -------------------------------
                                                 Robert D. Campbell
                                                 President

Attest:   [AUTHORIZED SIGNATOR]
       ----------------------------
       Title:

                                             NOBLE HOLDING (U.S.) CORPORATION
                                             ("HOLDING")


                                             By: /s/ ROBERT D. CAMPBELL
                                                 -------------------------------
                                                 Robert D. Campbell
                                                 President
Attest:   [AUTHORIZED SIGNATOR]
       ----------------------------
       Title:

                                             NOBLE CORPORATION
                                             ("NOBLE-CAYMAN")


                                             By: /s/ ROBERT D. CAMPBELL
                                                 -------------------------------
                                                 Robert D. Campbell
                                                 President
Attest:   [AUTHORIZED SIGNATOR]
       ----------------------------
       Title:

                                             JPMORGAN CHASE BANK, as Trustee



                                             By:    [AUTHORIZED SIGNATOR]
                                                 -------------------------------
                                                 Name:
                                                 Title:

Attest:   [AUTHORIZED SIGNATOR]
       ----------------------------
       Title: